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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the registration statements of 3D Systems Corporation on Form S-3 (File No. 33-48640), Form S-8 (File No. 33-34507) and Form S-8 (File No. 333-11865) of our reports dated February 24, 1998 on our audits of the consolidated financial statements and financial statement schedule of 3D Systems Corporation as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which reports are included in this Annual Report on Form 10-K.




/s/ COOPERS & LYBRAND L.L.P.
-----------------------------
Coopers & Lybrand L.L.P.
Los Angeles, California
March 26, 1998